SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 12, 2005
FIRSTCITY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	033-19694 (Commission File No.)	76-0243729 (IRS Employer Identification No.)
6400 Imperial Drive
Waco, Texas 76712
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (254) 761-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On October 12, 2005, the Compensation Committee of the Registrant granted nonqualified stock options to certain of the non-employee directors of the Registrant and granted qualified stock options to James T. Sartain, Chief Executive Officer, under the FirstCity Financial Corporation 1995 Stock Option and Award Plan (the “Plan”). Each option granted under the Plan is required to be set forth in writing pursuant to the form of option agreement required by the Plan. The form of option award agreement for non-employee directors is included as Exhibit 10.1 to this Report and is incorporated herein by reference. The form of option award agreement for employees, including employee directors, is included as Exhibit 10.2 to this Report and is incorporated herein by reference.
The options received by the non-employee directors listed below have a Grant Date of October 12, 2005, are vested in full upon the Grant Date, will terminate upon the expiration of ten years from the Grant Date, the date that the Compensation Committee awarded the grant of the options, and have an exercise price of $11.33, the closing price on the Grant Date.
Each of the following non-executive directors was granted an option to purchase 5,000 shares of the Registrant’s common stock: Richard E. Bean, Dane Fulmer, Robert E. Garrison II, D. Michael Hunter, Jeffery D. Leu and C. Ivan Wilson.
The options received by James T. Sartain were for 11,000 shares of the Registrant’s common stock, have a Grant Date of October 12, 2005, will vest in equal parts over four years beginning on October 12, 2006, will terminate upon the expiration of ten years from the Grant Date, and have an exercise price of $11.33, the closing price on the Grant Date.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
10.1 Form of Option Award Agreement for Non-Employee Directors under the FirstCity Financial Corporation 1995 Stock Option and Award Plan.
10.2 Form of Option Award Agreement for Employees under the FirstCity Financial Corporation 1995 Stock Option and Award Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION
Date: October 18, 2005	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
10.1 Form of Option Award Agreement for Non-Employee Directors under the FirstCity Financial Corporation 1995 Stock Option and Award Plan.
10.2 Form of Option Award Agreement for Employees under the FirstCity Financial Corporation 1995 Stock Option and Award Plan.